                                                                 EXHIBIT 10(a)




                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999, with respect to the financial statements of Separate Account VA-1 of The American Franklin Life Insurance Company and our report dated February 16, 1999, with respect to the financial statements of The American Franklin Life Insurance Company, in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (No. 333-10489) under the Securities Act of 1933 and Registration Statement (No. 811-7781) under the Investment Company Act of 1940 and related Prospectus and Statement of Additional Information of Separate Account VA-1 of The American Franklin Life Insurance Company.




                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP



Chicago, Illinois

April 28, 1999